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EXHIBIT 4.1

Number A-	Incorporated Under the Laws of the State of Delaware	Shares -0- Cusip No. 53071M 10 4

LIBERTY MEDIA HOLDING CORPORATION

Series A Liberty Interactive Common Stock, par value $.01 per share

Specimen Certificate

This Certifies that                                                             is the owner of                                                             FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A LIBERTY INTERACTIVE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF LIBERTY MEDIA HOLDING CORPORATION (hereinafter called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

Liberty Media Holding Corporation [Corporate Seal]
President		Secretary

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LIBERTY MEDIA HOLDING CORPORATION Series A Liberty Interactive Common Stock, par value $.01 per share Specimen Certificate